UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2022

La Jolla Pharmaceutical Company

(Exact name of registrant as specified in its charter)

Delaware	001-36282	33-0361285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Jones Road, Suite 400 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	LJPC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 22, 2022, Innoviva, Inc., a Delaware corporation (the “Parent”) completed the previously announced acquisition of La Jolla Pharmaceutical Company, a Delaware corporation (the “Company”), pursuant to an Agreement and Plan of Merger, dated as of July 10, 2022 (the “Merger Agreement”), by and among the Company, Parent and Innoviva Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (the “Purchaser”).

Item 1.02	Termination of Material Definitive Agreement.

Effective as of August 22, 2022, and immediately following the effective time of the Merger (the “Effective Time”), the Company terminated the Company’s Amended and Restated 2013 Equity Incentive Plan and the Company’s 2018 Employee Stock Purchase Plan.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, pursuant to the Merger Agreement, Purchaser conducted a tender offer to acquire all of the issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), other than any Parent-Owned Shares and Company-Owned Shares (each as defined below), at a purchase price of $6.23 per Share in cash (the “Offer Price”), without interest and subject to any applicable withholding taxes (the “Merger Consideration”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 25, 2022 (as amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and other related materials, as each as amended or supplemented from time to time, the “Offer”).

The Offer expired one minute after 11:59 P.M., New York City time, on August 19, 2022 as scheduled and was not extended. According to American Stock Transfer and Trust Company, LLC, the depositary for the Offer, 21,703,224 Shares were validly tendered and not withdrawn pursuant to the Offer, which Shares represented approximately 87% of the outstanding Shares, satisfying the minimum tender condition to the Offer. Each other condition to the Offer was satisfied or waived, and Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn.

On August 22, 2022, following consummation of the Offer, Purchaser merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of the Parent. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the Company stockholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than (i) Shares owned at the commencement of the Offer and immediately prior to the Effective Time by Parent, Purchaser or any other direct or indirect wholly-owned subsidiary of Parent (the “Parent-Owned Shares”), (ii) Shares owned immediately prior to the Effective Time by the Company (or held in the Company’s treasury) (the “Company-Owned Shares”) and (iii) Shares held by stockholders who are entitled to, and who have properly exercised and perfected their respective demands for, appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn their respective demand nor otherwise lost their respective rights to appraisal pursuant to Section 262 of the DGCL), was converted into the right to receive an amount in cash equal to the Merger Consideration, without interest and subject to any applicable withholding of taxes. Additionally, each issued and outstanding share the Company’s Series C-12 Convertible Preferred Stock, par value $0.0001 per share (each, a “Preferred Share”) (other than (i) Preferred Shares owned at the commencement of the Offer and immediately prior to the Effective Time by Parent, Purchaser or any other direct or indirect wholly-owned subsidiary of Parent, (ii) Preferred Shares owned immediately prior to the Effective Time by Parent (or held in La Jolla’s treasury) and (iii) Preferred Shares held by stockholders who are entitled to, and who have properly exercised and perfected their respective demands for, appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn their respective demand nor otherwise lost their respective rights to appraisal pursuant to Section 262 of the DGCL), was converted into the right to receive an amount in cash equal to 1,724.04 times the Merger Consideration (the “Preferred Share Consideration”), without interest and subject to any applicable withholding of taxes.

As a result of the Merger, (i) each option to purchase Shares (each, a “Company Option”), whether vested or unvested, was terminated and cancelled immediately prior to the Effective Time in exchange for the right of the holder thereof to receive a lump-sum amount in cash, without interest, equal to the excess, if any, of the Offer Price over the exercise price per share thereof, net of any taxes withheld pursuant to the Merger Agreement. With respect to each Company Option with an exercise price that is greater than or equal to the Offer Price, such termination and cancellation was for no consideration.

The foregoing summaries of the Merger Agreement and the transactions contemplated respectively thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 11, 2022, which are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2022, the Company (a) notified the Nasdaq Capital Market (“Nasdaq”) of the consummation of the Merger and (b) requested that Nasdaq: (i) halt trading of the Common Stock for August 22, 2022 and suspend trading of the Common Stock effective August 22, 2022; and (ii) file with the Securities and Exchange Commission (“SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement: (i) each of Kevin Tang, Larry Edwards, Craig Johnson, Laura Johnson, David Ramsay and Robert Rosen resigned from his or her respective position as a member of the Company’s Board of Directors, and any committee thereof, effective at the Effective Time (as defined in the Merger Agreement); and (ii) Kevin Tang, resigned from his position as Chairman of the Company’s Board of Directors.

Effective as of the Effective Time: (i) Pavel Raifeld, CFA, and Marianne Zhen, CPA, became members of the Company’s Board of Directors; (ii) Larry Edwards will remain Chief Executive Officer and President, and “principal executive officer,” as such term is defined under the Exchange Act, of the Company; and (iii) Michael Hearne will remain Chief Financial Officer, and “principal financial officer” and “principal accounting officer,” as such terms are defined under the Exchange Act, of the Company. Information about Mr. Raifeld and Ms. Zhen is contained in the Parent’s and Purchaser’s Offer to Purchase, dated July 25, 2022, which information is incorporated herein by reference. Information about Messrs. Edwards and Hearne is contained in the Company’s Annual Report on Form 10-K, which information is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety, effective as of the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among the Parent, the Purchaser and the Company, dated as of July 10, 2022 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on July 11, 2022)

3.1	Amended and Restated Certificate of Incorporation of La Jolla Pharmaceutical Company

3.2	Amended and Restated Bylaws of La Jolla Pharmaceutical Company

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

	By:	/s/ Larry Edwards
Date: August 22, 2022		Name: Larry Edwards
Title: Chief Executive Officer

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